                                                                    EXHIBIT 4(a)

                                   GUARANTY
                                   --------

     THIS GUARANTY is made and entered into as of February __, 1995, by WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), in favor of PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY (the "Authority").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, PALMA REAL ASSOCIATES, S.E. (the "Borrower"), a partnership formed under the laws of the Commonwealth that has elected to be treated as a special partnership in accordance with the provisions of the Puerto Rico Income Tax Act of Nineteen Hundred Fifty-four (1954), as amended, and Act Number Three (3) of September twenty-seven (27), nineteen hundred eighty-five (1985), and the Authority entered into the Loan Agreement dated as of February 1, 1995 as it may be from time to time amended, supplemented, extended, renewed or otherwise modified (hereinafter called the "Loan Agreement") pursuant to which the Authority has undertaken to issue bonds in the aggregate principal amount of $43,450,000 (the "Bonds") the proceeds of which will be loaned to the Borrower to finance the cost of the acquisition, construction, development, equipping, installation and improvement of a shopping center located in Humacao, Puerto Rico (the "Project") and to pay expenses incurred in connection with the issuance of the Bonds;

     WHEREAS, the Bonds are issued under and secured by, among other things, that certain Trust Agreement, dated the date of issuance of the Bonds (the "Trust Agreement"), by and between the Authority and BANCO POPULAR DE PUERTO RICO (the "Trustee"). Any term used herein which is not defined in this Guaranty and which is defined in the Trust Agreement shall have the same meaning in this Guaranty as in the Trust Agreement;

     WHEREAS, the Loan Agreement provides that the Borrower will make all payments of principal, premium, if any, and interest due on the Bonds;

     WHEREAS, Wal-Mart Puerto Rico, Inc., a wholly owned subsidiary of the Guarantor, is one of the partners of the Borrower;

     WHEREAS, the Authority, in order to secure the monetary obligations of the Borrower under the Loan Agreement, has required that the Borrower cause the Guarantor to execute and deliver this Guaranty;

     WHEREAS, the Guarantor desires that the Authority issue and sell the Bonds and apply the proceeds for the purposes described in the Loan Agreement and, in order to provide an inducement to the Authority to issue and sell the Bonds and an inducement to the purchasers of the Bonds and all who shall at any time become holders thereof, the Guarantor is willing to execute and deliver this Guaranty;

     WHEREAS, the Authority desires to assign this Guaranty to the Trustee for the benefit of the bondholders and the Guarantor agrees to such assignment;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree with each other as follows:

                                   ARTICLE I
                                   ---------

                REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR
                -----------------------------------------------

     The Guarantor does hereby represent and warrant that it is a corporation organized, existing and in good standing under the laws of the State of Delaware with all requisite power and authority to enter into and perform all agreements on its part herein contained and it has been authorized to enter into this Guaranty by all proper corporate action.

                                  ARTICLE II
                                  ----------

                           COVENANTS AND AGREEMENTS
                           ------------------------

     SECTION 2.1. The Guarantor hereby unconditionally guarantees to the Authority, jointly and severally ("in solidum") with the Borrower, the full and prompt payment of the then current Exposure Amount (up to a maximum equal to the then current Enhancement Amount), all as applicable from time to time, and in the Event of a Default under the Trust Agreement or the Loan Agreement, as the case may be, entitling the Authority to make a claim under this Guaranty, the Guarantor hereby agrees to make payment of the then current Enhancement Amount to the Authority within ten (10) days following written demand to the Guarantor by the Trustee, for the benefit of the then holders of the Bonds, which written demand shall be on the form attached hereto as Exhibit "A" and made to form a part hereof.

     All payments by the Guarantor hereunder shall be made in lawful money of the United States of America.

     SECTION 2.2. (a) The obligations of the Guarantor under this Guaranty shall be independent, absolute and unconditional without regard to the validity, legality, or enforceability of the Bonds or of the obligations of the Borrower under the Loan Agreement or of any other instrument delivered in connection with the Bonds or the Loan Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge of a

                                       2
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surety or guarantor and shall remain in full force and effect, subject to the provisions of Articles III, IV, V and VII hereof, until the entire then current Exposure Amount (up to a maximum equal to the then current Enhancement Amount), shall have been paid or provided for and such obligations, subject to the provisions of Articles III, IV, V, and VII hereof, shall not be affected, modified or impaired by the happening from time to time of any event whatsoever, including any law, regulation or decree which might in anyway affect any of the terms and or provisions or rights of any holder of the Bonds with respect thereto as against the Authority.

     (b) The Guarantor hereby consents that from time to time and with notice to, but without the consent or approval of, the Guarantor, the obligations, indebtedness or liabilities of the Borrower under the Loan Agreement may be waived, renewed, extended or accelerated in accordance with any agreement between the Trustee, the bondholders and the Borrower without affecting the liabilities of the Guarantor under this Guaranty; provided, however, that the written consent of the Guarantor shall be required prior to any modification which requires the Guarantor's consent pursuant to Section 1105 of the Trust Agreement or that would increase the then current Exposure Amount and the then current Enhancement Amount or any of the Guarantor's obligations under this Guaranty.

     (c) This Guaranty shall extend to any payment, or any part thereof, on the Bonds that is rescinded and required to be returned by a bondholder upon the insolvency, bankruptcy or reorganization of the Authority or the Borrower, or otherwise, all as though such payment had not been made. However, in no event will the liability of the Guarantor exceed the then current Enhancement Amount in effect at the time a claim is presented by the Trustee with respect to such payment.

     SECTION 2.3. Subject in all cases to the provisions of Articles III, IV, V and VII hereof, no set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may come to have against the Authority, the Borrower, the Trustee or any of the bondholders shall be available to the Guarantor, except as related to a payment hereunder; provided that nothing contained herein shall prohibit the Guarantor from asserting any claim against the Authority, the Borrower, the Trustee or any of the bondholders in a separate proceeding, which proceeding shall in no way delay the prompt performance by the Guarantor of its obligations under this Guaranty.

     SECTION 2.4.  The following shall constitute events of default hereunder:

                                       3
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     (a)  Failure by the Guarantor to make a payment when and as due hereunder;

     (b) If the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee or sequestrator (or other similar official) of itself or of all of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or if the Guarantor or its directors or majority shareholders shall take any action in furtherance of any of the forgoing (except in connection with a consolidation or a merger of the Guarantor with or into another corporation or transfer of all or substantially all the assets of the Corporation not prohibited by Section 10.1 hereof); or

     (c) If a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor or of its affairs, and the continuance of such decree or order unstayed and in effect for a period of one-hundred eighty (180) consecutive days.

     SECTION 2.5. In the event of a default: (a) in the payment of principal of the Bonds when and as the same shall become due, whether at the stated maturity thereof, by acceleration, by redemption prior to maturity or otherwise;
(b) in the payment of any interest on the Bonds when and as the same shall become due; or (c) in the payment of the redemption price upon the redemption of any portion of the Bonds; or (d) under Section 2.4 hereof, and regardless of the reason for any such default, the Authority, on behalf of the bondholders and all who may become holders at any time and from time to time of the Bonds, may proceed first and directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Authority. The Guarantor agrees to pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Authority in enforcing this Guaranty following any default on the part of the Guarantor under this Guaranty, whether the same shall be enforced by suit or otherwise.

     SECTION 2.6. Subject in all cases to the provisions of Articles III, IV, V and VII hereof, the obligations of the Guarantor under this Guaranty shall be satisfied in full and discharged when all monetary obligations of the Borrower under the Loan Agreement, including, without limiting in any way the

                                       4
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generality of the foregoing, the Borrower's obligation to pay the Bonds, have been satisfied, except as provided herein with respect to expenses incurred in connection with the enforcement of this Guaranty.

                                  ARTICLE III
                                  -----------

                   LIMITATION ON LIABILITY OF THE GUARANTOR
                   ----------------------------------------

     Notwithstanding anything contained herein to the contrary, in no event shall the Guarantor's liability under this guaranty at any time exceed the then current Enhancement Amount, as the same may be reduced from time to time pursuant to Article IV hereof. On the Date of Issuance, the Enhancement Amount shall equal $43,473,608.75.

                                  ARTICLE IV
                                  ----------

                    RELEASE OR PARTIAL RELEASE OF GUARANTY
                    --------------------------------------

     SECTION 4.1. Following the assignment of this Guaranty to the Trustee by the Authority, the Trustee shall hold the Guaranty as security for the payment, at any time and from time to time, of the then current Exposure Amount (up to a maximum equal to the then current Enhancement Amount), subject to reduction or elimination of this Guaranty, at any time, upon receipt by the Trustee of (i) Enhancement Amount Reduction Determinations and (ii) Enhancement Amount Reduction Certifications. Upon delivery of the foregoing letters to the Trustee, the Enhancement Amount shall automatically and permanently be reduced to the new Enhancement Amount thereafter applicable.

     The Borrower may cause there to be delivered to the Trustee, from time to time, until the Enhancement Amount is reduced to zero, additional Enhancement Amount Reduction Determinations and Enhance-ment Amount Reduction
Certifications.

     SECTION 4.2. On each Principal Payment Date, if no event of default shall then be declared and be continuing under this Guaranty or under any of the Related Documents, the Enhancement Amount (unless a lower amount shall have been determined as provided in Section 4.1) shall be recomputed to an amount equal to the principal of the Bonds then outstanding, plus two hundred ten (210) days' interest thereon at eight and one-tenth percent (8.1%) per annum, less the Reserve Fund Amount. The Trustee shall notify the Guarantor of the then current Enhancement Amount as so computed on each such Principal Payment Date.

     SECTION 4.3. If the then current Enhancement Amount shall be reduced, the Guaranty shall be amended (without the need of a formal written amendment to this Guaranty) to reduce the liability of the Guarantor to the new Enhancement Amount. If the then

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current Enhancement Amount shall be zero or less than zero, the Trustee shall cancel and deliver this Guaranty to the Guarantor.

     SECTION 4.4. In no event will the Enhancement Amount be increased or reinstated once reduced or eliminated.

                                   ARTICLE V
                                   ---------

                           SUBSTITUTION OF GUARANTY
                           ------------------------

     Subject to the requirements of Section 4.09 of the Loan Agreement, the Borrower may provide for the delivery to the Trustee of a new Credit Enhancement or Cash Collateral to substitute for this Guaranty. In the event such a substitution takes place, the Trustee shall cancel and deliver this Guaranty to the Guarantor.

                                  ARTICLE VI
                                  ----------

                            RIGHTS OF THE GUARANTOR
                            -----------------------

     In the event that the Trustee shall make a claim against the Guaranty, the Guarantor, upon the total and complete payment of the Bonds, shall be entitled to receive from the Trustee (i) any funds or securities held by the Trustee in any fund or account existing under the Trust Agreement, and (ii) an assignment of all of the Trustee's interest, if any, in the Related Documents until the Guarantor shall have been reimbursed in full for all then unreimbursed sums paid out by the Guarantor under this Guaranty.

                                  ARTICLE VII
                                  -----------

                SURRENDER OF GUARANTY UPON PAYMENT OF THE BONDS
                -----------------------------------------------

     Upon payment of the Bonds, and in the event that this Guaranty shall then be outstanding, the Trustee shall cancel and deliver this Guaranty to the Guarantor.

                                 ARTICLE VIII
                                 ------------

                            ASSIGNMENT OF GUARANTY
                            ----------------------

     The Authority does hereby assign and convey to the Trustee, for the benefit of the bondholders and all who may become holders at any time and from time to time of the Bonds, the Authority's right, title and interest in and to this Guaranty and the Guarantor does hereby consent to such assignment.

                                  ARTICLE IX
                                  ----------

                        NOTICE AND SERVICE OF PROCESS,
                        ------------------------------
                          PLEADINGS AND OTHER PAPERS
                          --------------------------

     The Guarantor hereby irrevocably appoints, its wholly owned subsidiary, WAL-MART PUERTO RICO, INC., a Puerto Rico corporation ("WMPR"), as its agent for service of process in the Commonwealth. If WMPR shall cease to do business in the Commonwealth, the Guarantor will irrevocably appoint one of its other subsidiaries designated in writing to the Authority which shall be qualified to do, and actively engaged in, business in the Commonwealth or the office of C.T. Corporation System in the Commonwealth, as its agent for service of process in the Commonwealth. If all such subsidiaries shall cease to be qualified or to do business in the Commonwealth and the office of C. T. Corporation System in the Commonwealth shall cease to act as such agent, the Guarantor hereby irrevocably appoints the Secretary of State of the Commonwealth, as its agent for service of process in the Commonwealth. The aforesaid agents shall serve as agents of the Guarantor upon whom may be served all process, pleadings, notices or other papers which may be served upon the Guarantor as a result of any of its obligations under this Guaranty.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.1. The Guarantor covenants that while this Guaranty remains outstanding, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets; except, however, that the Guarantor may consolidate with or merge into another corporation, or sell or otherwise transfer to another corporation all or substantially all of its assets and thereafter dissolve, provided that the following conditions are met:

     (a) the successor formed by or resulting from such consolidation, transfer or merger shall be a corporation organized under the laws of one of the States of the United States of America or of the District of Columbia;

     (b) the successor corporation, if other than the Guarantor, shall assume in writing the full and faithful performance of the Guarantor's duties and obligations under this Guaranty; and

     (c) immediately after such consolidation, transfer or merger, neither the Guarantor nor such successor corporation, if other than the Guarantor, shall be in default in the performance or observance of any duties, obligations or covenants under this Guaranty.

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

     SECTION 10.2. No remedy herein conferred upon or reserved to the Authority is intended to be exclusive of any other available remedy, all such remedies being cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance under the Guaranty shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Guaranty should be breached by the Guarantor and thereafter duly waived by the Authority, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Guaranty. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing.

     SECTION 10.3. The invalidity or unenforceability of any one or more provisions in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

     SECTION 10.4. This Guaranty may be amended, to the extent and upon the same conditions as are provided herein and in the Trust Agreement with regard to the amendment of the Guaranty, by the parties hereto in writing.

     SECTION 10.5. This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth. The Guarantor hereby submits to the jurisdiction of the local and federal courts in the Commonwealth for purposes of any action arising from or growing out of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered to the Authority in its name and behalf by its duly authorized officer as of the date first above written.

                                               WAL-MART STORES, INC.



                                               By:________________________
                                               Name:
                                               Title:



ACCEPTED the ______ day of February, 1995.

PUERTO RICO INDUSTRIAL, TOURIST,
EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
CONTROL FACILITIES FINANCING AUTHORITY



By:_____________________________
          Gregory Kaufman
        Executive Director

                                       9
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                                  EXHIBIT "A"
                                  -----------

                             GUARANTY DRAW REQUEST
                             ---------------------

DRAW AMOUNT:        $__________________

ENHANCEMENT AMOUNT
ON THE DATE HEREOF: $__________________

BORROWER:           PALMA REAL ASSOCIATES, S.E.

TRUSTEE:            BANCO POPULAR DE PUERTO RICO

GUARANTOR:          WAL-MART STORES, INC.

LENDER: PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY

PROJECT:            PLAZA PALMA REAL, Humacao, Puerto Rico


     1.  I, _________________________, the ______________________ of the
Trustee, am duly authorized to make this Guaranty Draw Request on behalf of the Trustee.

     2. I am familiar with the terms and conditions of the Guaranty issued by the Guarantor in favor of the Authority dated as of February __, 1995 and with the terms of the Trust Agreement and Related Documents executed in connection with the bonds issued by the Authority to finance the Project.

     3.  The Borrower is in default under the terms of the Loan Agreement and/or the Related Documents, as follows:
________________________________________________________________________________

________________________________________________________________________________

     4. The Guaranty, and the obligations of the Guarantor thereunder, are on the date hereof outstanding and remain in full force and effect.

     5. The amount drawn pursuant to this draw does not exceed the Enhancement Amount applicable on the date hereof.

     6. As a result of such default, Trustee, as assignee of the Authority under the Guaranty, hereby makes a draw under the Guaranty for the Draw Amount first above stated.


                                            BANCO POPULAR DE PUERTO RICO


                                            By: ________________________
                                            Name:
                                            Title:

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